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                                             Exhibit 4







                    NOTE PURCHASE AGREEMENT


                            Between


                     CORIMON CORPORATION,
                    a Delaware corporation


                              and


            STANDARD BRANDS PAINT COLLATERAL TRUST


                 Dated as of February 15, 1995











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                       TABLE OF CONTENTS

Section                                                    Page

                           ARTICLE I

                          Definitions

     1.1.  Definitions  . . . . . . . . . . . . . . . . .     1
     1.2.  Other Definitions  . . . . . . . . . . . . . .     1
     1.3.  Interpretation . . . . . . . . . . . . . . . .     1


                          ARTICLE II

              Purchase and Sale of Purchased Debt

     2.1.  Purchase and Sale of Purchased Debt  . . . . .     2
     2.2.  Closing  . . . . . . . . . . . . . . . . . . .     2


                          ARTICLE III

                Representations and Warranties

     3.1.  Representations and Warranties of Holdings . .     2
     3.2.  Representations and Warranties of Grantor
           Trust  . . . . . . . . . . . . . . . . . . . .     2

                          ARTICLE IV

                      General Provisions

     4.1.  Amendments; Waivers  . . . . . . . . . . . . .     3
     4.2.  Notices  . . . . . . . . . . . . . . . . . . .     3
     4.3.  Counterparts . . . . . . . . . . . . . . . . .     4
     4.4.  Entire Agreement; No Third-Party Beneficiaries     4
     4.5.  Assignment . . . . . . . . . . . . . . . . . .     4
     4.6.  Severability . . . . . . . . . . . . . . . . .     4
     4.7.  Governing Law  . . . . . . . . . . . . . . . .     5

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          NOTE PURCHASE AGREEMENT, dated as of February 10,
1995 (this "Agreement"), between Corimon Corporation, a Delaware corporation ("Holdings"), and Standard Brands Collateral Trust, a California trust ("Grantor Trust").


                           RECITALS

          WHEREAS, simultaneously with the execution and delivery of this Agreement, each of Holdings, Grantor Trust, Standard Brands Paint Company, a Delaware corporation ("Company"), and certain other parties have entered into an Investment Agreement, dated as of the date hereof (the "Investment Agreement");

          WHEREAS, the Boards of Directors of Holdings and the trustee of the Grantor Trust have approved the respective transactions contemplated by the Investment Agreement and this Agreement; and

          WHEREAS, Grantor Trust desires to sell, and Holdings desires to purchase, Existing Grantor Trust Indebtedness and New Borrower Notes in order to facilitate the transactions contemplated by the Investment Agreement.

          NOW, THEREFORE, in consideration of the
representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


                           ARTICLE I

                          Definitions

     1.1. Definitions.  For purposes of this Agreement:

     "Purchased Debt" has the meaning set forth in
Section 2.1.

     1.2. Other Definitions. For purposes of this Agreement, terms used herein but not otherwise defined shall have the meaning set forth in Section 1.1 of the Investment Agreement.

     1.3. Interpretation. The rules of interpretation set forth in Section 1.2 of the Investment Agreement shall

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apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein.


                          ARTICLE II

              Purchase and Sale of Purchased Debt

     2.1. Purchase and Sale of Purchased Debt. Subject to the terms and conditions herein set forth, Holdings shall purchase from Grantor Trust, and Grantor Trust shall sell to Holdings, $949,800 principal amount of Existing Grantor Trust Indebtedness and $989,375 principal amount of New Borrower Notes (together, the "Purchased Debt").

     2.2. Closing. The closing of the purchase and sale of the Purchased Notes (the "Closing") shall take place simultaneously with the Funding under the Investment Agreement. At the Closing, (i) Holdings shall deliver to Grantor Trust $1,939,175 by wire transfer of immediately available funds to [bank account] and (ii) Grantor Trust shall deliver to Holdings the Purchased Debt.


                          ARTICLE III

                Representations and Warranties

     3.1. Representations and Warranties of Holdings. Holdings represents and warrants to Grantor Trust as follows:

     (a) Organization. Holdings is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

     (b) Validity. This Agreement has been duly authorized, executed and delivered by Holdings and constitutes a valid and legally binding agreement of Holdings enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     3.2. Representations and Warranties of Grantor Trust.
Grantor Trust represents and warrants to Holdings as follows:

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     (a)  Organized and Standing.  Grantor Trust is a trust
duly organized, validly existing and in good standing under the laws of the State of California.

     (b) Validity. This Agreement has been duly authorized, executed and delivered by Grantor Trust and constitutes a valid and legally binding agreement of Grantor Trust enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Ownership of Purchased Debt. Grantor Trust is the owner of at least $949,800 principal amount of Existing Grantor Trust Indebtedness and at least $989,375 principal amount of New Borrower Notes. Grantor Trust has good and valid title to the Purchased Debt to be sold by it hereunder, free and clear of all liens, encumbrances, equities and claims; and, upon delivery of the Purchased Debt and payment therefor pursuant to Section 2.2 hereof, good and valid title to such Purchased Debt free and clear of all liens, encumbrances, equities or claims, will pass to Holdings.


                          ARTICLE IV

                      General Provisions

     4.1. Amendments; Waivers. (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     (b) Any agreement on the part of a party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

     4.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following

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addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 4.2):

      (i) If to Holdings, to:

        Corimon, S.A.C.A.
        Calle Hans Neumann
        Edificio Corimon
        Los Cortijos de Lourdes
        Apartado 3654
        Caracas 1010-A, Venezuela
        Attention:  Arthur W. Broslat
        Facsimile:  (582) 203-5757

        with a copy to:

        Sullivan & Cromwell
        444 South Flower Street
        Los Angeles, California  90071
        Attention:  Frank H. Golay, Jr.
        Facsimile:  (213) 683-0457

     (ii) If to Grantor Trust, to:

        Standard Brands Paint Collateral Trust
        c/o Karl Savryn, Trustee
        Dornbush, Mandelstam & Schaeffer
        74 Third Avenue, 11th Floor
        New York, New York  10017
        Facsimile:

     4.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

     4.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties and their permitted successors and assigns any rights or remedies.

     4.5. Assignment. None of the parties to this Agreement shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

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     4.6. Severability.  If any term or provision of this
Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     4.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in Federal or state court located in the State of New York and the parties hereto consent to jurisdiction before and waive any objections of venue to the New York courts.

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                    NOTE PURCHASE AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


               CORIMON CORPORATION


               By /s/ Arthur W. Broslat
                  Name:  Arthur W. Broslat
                  Title:


               STANDARD BRANDS PAINT
               COLLATERAL TRUST


               By /s/ Karl Savryn
                  Name:  Karl Savryn
                  Title: